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                                                                    Exhibit 10.1


                                 EMPLOYMENT AGREEMENT


     MEMORANDUM OF AGREEMENT made the    day of May, 1997.


B E T W E E N:

          MED-EMERG INTERNATIONAL INC., a corporation incorporated under the BUSINESS CORPORATIONS ACT (Ontario)

          (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

          - and -

          RAMESH ZACHARIAS of the Municipality of Metropolitan Toronto

          (hereinafter referred to as the "Executive")

                                                              OF THE SECOND PART




     WHEREAS the Corporation desires to employ the Executive as its Chief Executive Officer and whereas the Executive is willing to accept such employment, all on the terms and conditions and for the remuneration as hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements and payments herein set out and provided for, the parties hereto hereby respectively covenant and agree as follows:

1.   EFFECTIVE DATE

     Employment of the Executive hereunder and this agreement shall take effect on the closing of the initial public offering of the Corporation's common shares (the "Commencement Date").

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2.   TITLE

     The Corporation will employ the Executive and the Executive will serve the Corporation as Chief Executive Officer.

3.   DURATION OF AGREEMENT

     This agreement shall continue until the end of the month in which the third anniversary of the Commencement Date occurs and shall continue thereafter from month to month, unless terminated earlier (a) upon 180 days' notice by either the Corporation or the Executive at any time after the end of the 30th clear month after the Commencement Date or (b) in accordance with paragraph 11.

4.   DUTIES

     Schedule "A" sets out the purpose of the position of Chief Executive Officer, his duties and responsibilities, his authority, his requirement to establish and maintain relationships and the standards for measuring his performance. The Executive hereby agrees to serve the Corporation loyally, faithfully, diligently and to the best of his ability and shall use his utmost efforts to promote and advance the business and welfare of the Corporation and its affiliates, as described in Schedule "A". The term "affiliate" as used in this agreement has the meaning given to it by the SECURITIES ACT of Ontario.

     The Executive will be entitled to work a maximum of six shifts per month as a physician in hospital emergency departments or urgent care clinics upon compensation similar to any physician working on those shifts. Any physician on-call requirements will be compensated at the same rates paid to any Corporation physician. These emergency and on-call shifts are to preserve the Executive's expertise as a practising physician which is in integral part of his position

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as Chief Executive Officer of the Corporation.  They are not to interfere with his duties as Chief Executive Officer of the Corporation.

5.   HOURS OF WORK

     The Executive shall devote to the affairs of the Corporation substantially the whole of his time, attention and abilities during normal business hours and at such other times as his duties may reasonably require, unless prevented by ill-health.

6.   SALARY

     The Corporation will pay the Executive by way of remuneration for his services under this agreement (in addition to compensation payable pursuant to paragraph 4) a salary of $204,000 per annum during the period from January 1, 1997 and during the first year after the Commencement Date, $214,000 per annum during the second year after the Commencement Date and $225,000 per annum during the third year after the Commencement Date of his employment hereunder, which shall be paid bi-weekly. Accrued but unpaid salary at the rate of $204,000 per annum from January 1, 1997 to the closing referred to in paragraph 1 shall be included in the Executive's pay on the immediately following bi-weekly pay day.

     In addition, the Corporation may provide to the Executive performance bonuses on a mutually acceptable basis.

7.   EXPENSES

     The Executive shall be required to undertake such reasonable travel as is required by the Corporation and the Corporation shall immediately pay all proper travelling, hotel,

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entertainment and other expenses incurred by him in the performance of his duties, upon the Corporation's receipt of corporate credit card invoices.

8.   HOLIDAYS

     The Executive shall be entitled, in addition to statutory holidays, to six weeks' holiday in each 12-month period under this agreement. Unused holiday entitlement may not be carried forward to the next 12-month period unless otherwise agreed with the Corporation.

9.   ADDITIONAL BENEFITS

     Subject as hereinafter provided, during the continuance of this agreement, the Corporation will provide to the Executive the benefits described in Schedule "B" to this agreement. The benefits described in paragraph 1 of Schedule "B" are the benefits currently available to senior employees of the Corporation and its affiliates. Paragraph 1 of Schedule "B" may be amended from time to time at the Corporation's discretion so long as such amended benefits are made available to senior employees of the Corporation and its affiliates and are not a dilution or reduction of then current benefits taken as a whole.

10.  OPTIONS

     The Corporation confirms the grant to the Executive of options to purchase 65,000 common shares of the Corporation under the Corporation's director and employee stock option plan. Such options are fully vested and will be escrowed, or the shares taken up thereunder will be escrowed, if required, pursuant to the initial public offering of the Corporation's common shares.

11.  TERMINATION


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     (a)  This agreement may be terminated by the Corporation immediately and without any liability for any damages or compensation for breach of contract, wrongful dismissal or otherwise, if the Executive shall:

         (i) become mentally incapacitated or, for any 26 weeks in any 12 consecutive months, become physically incapacitated such that he is unable to perform his obligations under this agreement; or

         (ii) be convicted of any indictable offence for which a sentence of imprisonment can be imposed by law; or

         (iii)   commit any act of dishonesty; or

         (iv) be guilty of any misconduct relating to the discharge of his duties hereunder; or

         (v) be guilty of any neglect in the discharge of his duties hereunder or commit any wilful or persistent breach of any of the provisions of this agreement.

    (b) If this agreement is terminated by the Corporation other than pursuant to the immediately preceding clause (a) or other than by notice pursuant to the clause (a) of paragraph 3, then the Corporation shall forthwith pay to the Executive his salary (less usual and statutory deductions) as if he were employed through the third anniversary of the Commencement Date (provided that, if such termination is at any time after the second anniversary of the Commencement Date, the Corporation shall forthwith pay to the Executive one year's salary less usual and statutory deductions). In addition, the Corporation shall pay the following:


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         (i)     $400,000 if the Executive's employment is terminated by the
                 Corporation for any reason other than as described in paragraph 11(a) during the first year of his employment under this agreement;

         (ii) $300,000 if the Executive's employment is terminated by the Corporation for any reason other than as described in paragraph 11(a) during the second year of his employment under this agreement;

         (iii) $200,000 if the Executive's employment is terminated by the Corporation for any reason other than as described in paragraph 11(a) during the third year of his employment under
                 this agreement;   or

         (iv) $100,000 if the Executive's employment is not extended by the Corporation for a fourth year or is terminated by the Corporation for any reason other than as described in paragraph 11(a) during the fourth year of his employment under this agreement;

    The Corporation may terminate this agreement at any time so long as it undertakes to make such payments forthwith; employment shall be reinstated if such payment is not made.

    Any severance payments will be payable to the Executive on the most favourable tax basis to him, provided that such tax planning does not have an adverse effect on the Corporation's tax position.

12. NO OTHER COMMERCIAL INTERESTS

    The Executive shall not at any time during the continuance of this agreement be or become a director of any Corporation or be engaged, concerned or interested in, directly or

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indirectly, and whether independently or as any employee of, any other business, trade or occupation, except that the Executive may:

    (i) become engaged, concerned or interested in any other business, trade or occupation or become a director of another Corporation, with the prior written consent of the Corporation; or

    (ii) hold or become beneficially interested in not more than 5% of any class of securities in any Corporation if such class of securities is listed on a recognized stock exchange or an unlisted securities market unless the Corporation otherwise requires on the grounds that such Corporation carries on a business competitive with that of the Corporation or its affiliates.

    Notwithstanding the foregoing or any other provision of this Agreement, the Executive may carry on the activities identified in Schedule "C".

13. DIVIDENDS ON PREFERRED SHARES

    Dividends declared and payable on any preferred shares of the Corporation held by the Executive or any member of his immediately family are to paid out in cash if shares which could be paid out as dividends would not be tradeable free of any restriction, holding period or escrow, whether contained in the Corporation's constating documents, required by law, imposed by securities regulators or agreements with underwriters, or otherwise.

14. CONFIDENTIALITY

    The Executive shall not at any time, other than in the course of his duties, without the prior consent in writing of the Corporation, divulge or make known to anyone any secrets of any

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technical, commercial or financial nature or other information of a confidential nature, unless such information is already in the public domain, relating to the business or customers of the Corporation or its affiliates. All papers and documents used by the Executive in the course of his employment are and will remain the property of the Corporation and will be delivered up to the Corporation on termination of this agreement. The provisions of this paragraph shall survive the expiration or earlier termination for any reason whatsoever of this agreement.

15. PATENTS, SECRETS AND IMPROVEMENTS

    (a) Any discovery, invention, secret process, improvement, formula, plan, idea, know-how or adaptation or improvement thereto or to any existing idea, process or other property of the Corporation including, without limitation, any new, or any adaptation of existing, software or hardware, whether or not patentable or otherwise subject to legal protection, made, discovered, conceived or created by the Executive while in the service of the Corporation, whether before or after the date of this agreement in any way affecting or relating to the business of the Corporation or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Corporation and shall belong to and be the absolute property of the Corporation.

    (b) The Executive shall if and whenever required so to do by the Corporation at the expense of the Corporation, apply to join with the Corporation in applying for patents, copyrights or other legal protection in Canada and in any part of the world for any such discovery, invention, process or improvement as aforesaid and shall at the expense of the Corporation execute all instruments and do all things necessary for vesting the said patent, copyright or other legal protection when obtained and all right, title to and interest in the same in the Corporation absolutely and as sole beneficial owner or in any such other person as the Corporation may specify. The Executive hereby irrevocably appoints the Corporation to be his attorney in his name and on his behalf to execute any such instrument and to do any such thing

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and generally to use his name for the purpose of giving the Corporation the full benefit of the provisions of this paragraph but not otherwise and in favour of any third party, and a certificate in writing signed by any director or the secretary of the Corporation that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

16. CONDUCT

    By accepting employment and continuing to be employed by the Corporation, the Executive hereby undertakes and covenants with the Corporation as follows:

    (i) not without the previous consent of the Corporation directly or indirectly to receive (other than as agent for the Corporation) or retain any discount, rebate, fee, gratuity, commission or payment from a third party for any service, matter or thing connected directly or indirectly with his duties and services as an employee of the Corporation;

    (ii) not within 12 months after ceasing to be employed (except with the written consent of the Corporation which shall not be unreasonably withheld) whether on his own behalf or on behalf of any person, firm or corporation directly or indirectly to seek to procure orders from or do business with any person, firm or corporation who on the date of his ceasing to be employed or at any time in the 12 months prior to that date was a client or customer of the Corporation and with whom in the course of his employment with the Corporation had dealings, provided always that the preceding covenants contained in this paragraph 16(ii) shall not shall be deemed to prohibit the Executive from seeking or procuring orders or from doing business in any business endeavour (including, without limitation, the medical and emergency care service area) as long as the preceding covenants contained in this paragraph 16(ii) are fully and completely complied

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            with (for purposes of greater certainty, a client or customer shall be the actual hospital or other specific entity for which the Corporation is providing services or with which the Corporation has contracted to provide services, for example, if the Corporation is providing services to a specific hospital, the Executive will be precluded from soliciting work from or doing work for that hospital in accordance with the terms of this restriction, but will not be precluded from soliciting or providing services to other hospitals or health providers not directly serviced by the Corporation or from dealing with OHIP in general; the intention of this restriction is to ensure that, if the relationship between the Corporation and the Executive is terminated, direct contacts of the Corporation are not be interfered with, but that the Executive is able to carry on work in the medical and emergency care service area); and

    (iii) not during this agreement hereunder nor for a period of 24 months thereafter to solicit, entice, procure or endeavour to persuade any other employee of the Corporation to leave the employment of the Corporation.

    Although the Executive and the Corporation recognize and accept that the above restrictions are reasonable having regard to the nature of the Corporation's business and the Corporation's interest in preserving its goodwill and customer connections, the Corporation will only withhold its consent to (i) or (ii) above where it is evident that the business of the Corporation will be prejudiced by not withholding such consent and to that extent, should any of the foregoing restrictions be found to be unreasonable and unenforceable, they shall be deemed to be modified only to the extent necessary to give effect to the remaining provisions of this paragraph.

17. NOTICES


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    Any notice, direction or other instrument required or permitted to be given to the Executive hereunder shall be in writing and may be given by mailing the same, postage prepaid, or delivering the same (by facsimile, telex or otherwise) addressed to the Executive at 1486 Hollywell Avenue, Mississauga, Ontario L5N 4T2. Any notice, direction or other instrument required or permitted to be given to the Corporation hereunder shall be in writing and may be given by mailing the same, postage prepaid, or delivering the same (by facsimile, telex or otherwise) addressed to the Corporation at 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5R1, Attention: President.

    Any notice, direction or other instrument aforesaid if delivered shall be deemed to have been given or made on the date on which it was delivered or if mailed, shall be deemed to have been given or made on the second business day following the day on which it was mailed.

    The Executive or the Corporation may change his or its address for service from time to time by notice given in accordance with the foregoing.

18. ENTIRE AGREEMENT AND SEVERABILITY

    This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties with respect to the subject matter hereof. No waiver of any breach of this agreement shall be effective unless made in writing by the party giving such waiver and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived. The invalidity or unenforceability of any term, covenant or condition contained in this agreement shall not affect the validity or enforceability of any other term, covenant or condition hereof, but shall be deemed to be severable and upon such severance, the remainder of the agreement shall be valid and enforceable.


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    Notwithstanding the foregoing, this agreement may be amended or modified in any respect from time to time by written instrument signed by the parties hereto.

19. GOVERNING LAW

    This agreement shall in all respects be construed and enforced in accordance with and governed by the laws of the Province of Ontario. Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

20. BINDING EFFECT

    Neither this agreement nor any portion thereof may be assigned by the Executive. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns.

21. COSTS

    All legal and accounting costs and disbursements incurred by the Executive in the negotiation and signing of this agreement shall be paid by the Corporation up to a maximum of $15,000 plus GST.

22. DISPUTE RESOLUTION


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    The parties hereto acknowledge that in the event of a dispute under this agreement they shall make submissions under and shall be bound by the rules of the Private Court in Ontario and any order whether interlocutory or final is an award which is enforceable under the ARBITRATION ACT, 1991 of Ontario.

    IN WITNESS WHEREOF this agreement has been executed by the parties hereto.

                                  MED-EMERG INTERNATIONAL
                                  INC.


                                  by
                                       -----------------------------

SIGNED, SEALED AND DELIVERED      )
    in the presence of            )
                                  )
                                  )                                         l/s
                                       -----------------------------
------------------------          )    Ramesh Zacharias



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                                     SCHEDULE "A"






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                                     SCHEDULE "B"

                                       BENEFITS


1.  Standard Employee Benefit Program of the Corporation.

2. The Corporation shall pay the Executive's annual professional fees to maintain his status as a member of the Ontario Medical Association and the American College of Emergency Physicians. In addition, the Corporation shall pay the Executive's medical malpractice insurance premiums.

3. The Corporation shall pay the Executive up to $10,000 annually in monthly instalments as a car allowance. The Corporation shall also pay for gas for such car upon production of appropriate receipts. All other expenses with respect to such car, for example, insurance premiums, repairs, shall be paid by the Executive.

4. The Corporation shall pay the premiums in respect of a $1 million life insurance policy on the life of the Executive. The Executive may designate the beneficiary.

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                                     SCHEDULE "C"

1. The Executive may pursue international work in any area (including, without limitation, the health care and emergency services fields), provided that he devotes his full time and attention as Chief Executive Officer of the Corporation as required for the due performance of his position as Chief Executive Officer of the Corporation. His pursuit of international opportunities shall be conducted only on his free time and vacation time and they shall not interfere with his duties as Chief Executive Officer of the Corporation. The Corporation will have a right of first refusal on any international projects, but if it declines to participate, the Executive will be able to pursue these international projects on his own free time and on the basis that they do not interfere with the performance of his duties as Chief Executive Officer of the Corporation.

2. The Executive may sit on boards of other health care and information technology firms unless there is a reasonable basis upon which the Corporation may deny him the right to do so.